Exhibit 15(vii) under Form N-1A

Exhibit 1 under Item 601/Reg. S-K

                                     FORM OF
                                    EXHIBIT D
                                     to the
                              Plan of Distribution

                               THE WACHOVIA FUNDS
                          THE WACHOVIA MUNICIPAL FUNDS

                                 Class B Shares
                          Wachovia Growth & Income Fund
                      Wachovia Virginia Municipal Bond Fund

      This Plan is adopted by The Wachovia Funds and The Wachovia Municipal Funds with respect to the Classes of Shares of the Portfolios of the Trusts set forth above.

      In compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class B Shares of each Portfolio of the Trust held during the month.

      Witness the due execution hereof this       day of                 , 1997.

                                          The Wachovia Funds
                                          The Wachovia Municipal Funds

                                                By:
                                                      President